UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2016 (May 2, 2016)

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732) 240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 2, 2016, OceanFirst Financial Corp. (the “Company”) completed its previously announced merger with Cape Bancorp, Inc. (“Cape”) pursuant to the Agreement and Plan of Merger, dated as of January 5, 2016 (the “Merger Agreement”), by and among the Company, Justice Merger Sub Corp., a wholly-owned subsidiary of the Company (“Merger Sub”), and Cape, pursuant to which (i) Merger Sub merged with and into Cape (the “First-Step Merger”), with Cape surviving, and (ii) immediately following the completion of the First-Step Merger, Cape merged with and into the Company (together with the First-Step Merger, the “Integrated Mergers”), with the Company surviving. Pursuant to the Merger Agreement, at the effective time of the First-Step Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Cape (the “Cape Common Stock”) issued and outstanding immediately prior to the Effective Time (other than certain shares of Cape Common Stock that were cancelled for no consideration pursuant to the terms of the Merger Agreement) was converted into the right to receive 0.6375 shares of the common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) and $2.25 in cash without interest, together with cash in lieu of fractional shares of the Company Common Stock (the “Merger Consideration”). Also at the Effective Time, each option to purchase Cape Common Stock was converted into an option to purchase Company Common Stock on the same terms and conditions as were applicable prior to the First-Step Merger, except that the number of shares of Company Common Stock issuable upon exercise of a converted Cape stock option will be adjusted by multiplying the number of shares of Cape Common Stock subject to the Cape stock option by 0.75 (and rounding down to the nearest whole share), and the exercise price per share of a converted option will be adjusted by dividing the exercise price per share of the Cape stock option by 0.75 (and rounding up to the nearest whole cent). At the Effective Time, each Cape restricted stock award became fully vested and was converted into the right to receive the Merger Consideration.

Following the consummation of the Integrated Mergers, Cape Bank, a New Jersey-chartered savings bank, merged with and into OceanFirst Bank, a federally-chartered capital stock savings bank (“OceanFirst Bank”), with OceanFirst Bank surviving such merger (together with the Integrated Mergers, the “Transactions”).

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 8, 2016 and is incorporated into this Item 2.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, Michael D. Devlin, former President and Chief Executive Officer of Cape and Cape Bank, was appointed to the Board of Directors of the Company and the Board of Directors of OceanFirst Bank, both of which have been expanded to 10 members.

Item 8.01.	Other Events

On May 2, 2016, the Company issued a press release announcing the completion of the Transactions. A copy of the press release announcing the completion of the Transactions is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

In accordance with paragraph 9.01(a)(4) of Form 8-K, the Company will file an amendment to this Current Report on Form 8-K containing the financial statements required by Item 9.01(a) not later than 71 calendar days after the date that the initial Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information

In accordance with paragraph 9.01(b)(2) of Form 8-K, the Company will file an amendment to this Current Report on Form 8-K containing the financial statements required by Item 9.01(b) not later than 71 calendar days after the date that the initial Current Report on Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 2, 2016

OCEANFIRST FINANCIAL CORP.

/s/ Michael J. Fitzpatrick
Name: Michael J. Fitzpatrick Title: Executive Vice President & CFO

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company